UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date  of  report  (Date  of  earliest  event  reported):  October  10,  2005

                         CITADEL SECURITY SOFTWARE INC.

             (Exact Name of Registrant as Specified in its Charter)


      DELAWARE                    000-33491                   75-2873882
  (STATE  OR  OTHER       (COMMISSION  FILE  NUMBER)        (IRS  EMPLOYER
  JURISDICTION  OF                                          IDENTIFICATION
   INCORPORATION)                                               NUMBER)


                         TWO LINCOLN CENTRE, SUITE 1600
                                5420 LBJ FREEWAY
                 DALLAS, TEXAS                                 75240
 (Address  of  Principal  Executive  Office)                (Zip  Code)


                                 (214) 520-9292
Registrant's  Telephone  Number,  Including  Area  Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM  1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 10, 2005, Citadel Security Software Inc. ("Citadel") and Lawrence Lacerte (the "Lender") entered into a Loan And Security Agreement and Intellectual Property Security Agreement (the "Agreements"). Under the Agreements, the Lender agreed to advance $3,750,000 to Citadel with a maturity date of October 10, 2007 and an interest rate of 12%. The proceeds of the loan will be used to retire the notes payable to Comerica Bank of approximately $2.9 Million and for general working capital purposes. As a result of the retirement of the Comerica notes payable, the loan and security agreement, as amended, between Citadel and Comerica will terminate including the debt covenants.

Terms of the loan include that interest only is payable each quarter with the balance due at maturity. The loan is secured by a security interest in the Company's assets except trade accounts receivable. Citadel has agreed to pay a five percent (5%) premium to the Lender upon early repayment of the loans or upon a change in control, and agreed to pay a one percent (1%) origination fee. The obligations under the Agreements may be accelerated in the event of a default under the Agreements, including a failure to pay amounts when due or a breach of the Agreements by Citadel.

Satellite Asset Management, holder of the Series A and Series B Convertible Preferred Stock has agreed to permit Citadel to issue this senior security to the Lender in consideration for a reduction in the exercise price of their warrants from $1.75 per share to $1.56 per share.

An affiliated company to the Lender processes Citadel's payroll for which Citadel pays payroll processing fees of approximately $5,700 per month. The Lender and Steven B. Solomon, the Chief Executive Officer of Citadel, each own 50% of the equity of an entity, CITN Investment, Inc., which has made loans to CT Holdings, an entity of which Mr. Solomon is chief executive officer.

The foregoing summaries of the Agreements are qualified in their entirety by reference to the Agreements, which are filed as exhibits to this Form 8-K.

ITEM  9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

4.1 Loan and Security Agreement, dated as of October 10, 2005, between Citadel Security Software Inc. and Lawrence Lacerte.

4.2 Intellectual Property Security Agreement, dated as of October 10, 2005, between Citadel Security Software Inc. and Lawrence Lacerte.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Citadel Security Software Inc.
(Registrant)


By: /s/ RICHARD CONNELLY
------------------------
Richard Connelly
Chief Financial Officer

Dated as of October 12, 2005